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                                                               Exhibit (a)(1)(E)

                        U.S. OFFER TO PURCHASE FOR CASH
                19,843,658 AMERICAN DEPOSITARY SHARES ("ADSS")
   REPRESENTING IN THE AGGREGATE 138,905,606 CLASS D SHARES OF COMMON STOCK

                                      OF

                      COMPANIA ANONIMA NACIONAL TELEFONOS
                             DE VENEZUELA (CANTV)

                                      FOR

                                $30.00 PER ADS

                                      BY

                      COMPANIA ANONIMA NACIONAL TELEFONOS
                             DE VENEZUELA (CANTV)

      THE U.S. OFFER IS OPEN TO ALL HOLDERS OF AMERICAN DEPOSITARY SHARES
                         AND CLASS D SHARES OF CANTV.


  THE U.S. OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 23, 2001, UNLESS THE U.S. OFFER IS EXTENDED.

                                                                October 24, 2001

To Our Clients:

    Enclosed for your consideration are the U.S. Offer to Purchase, dated October 24, 2001 (the "U.S. Offer to Purchase"), and the related Letter of Transmittal and Notice of Guaranteed Delivery (which together with any amendments or supplements thereto constitute the "U.S. Offer") relating to the offer by CANTV, a company incorporated under the laws of Venezuela (the "Company" or "CANTV"), to purchase 19,843,658 of its American Depositary Shares, or ADSs, for $30.00 in cash per ADS, net to the seller, less any withholding taxes and without interest thereon, upon the terms and subject to the conditions set forth in the U.S. Offer. Subject to prorationing, Class D Shares tendered into the U.S. Offer by each Class D shareholder will be exchanged for the number of ADSs to be purchased in the U.S. Offer from such Class D shareholder, without expense to such shareholder. Class D Shares not exchanged for ADSs will be returned to such shareholder as Class D Shares.

    The U.S. Offer is being made in conjunction with an offer in Venezuela (the "Venezuelan Offer") by the Company to purchase 138,905,608 Class D Shares at $4.285714 per share (the same price being paid pursuant to the U.S. Offer, taking into account that seven Class D Shares are represented by each ADS). The U.S. Offer and the Venezuelan Offer are limited, in the aggregate, to a maximum of 138,905,608 Class D Shares (or ADSs representing Class D Shares). The Company intends to treat the Offers as a single pool for proration purposes. If Class D Shares (including ADSs representing Class D Shares) representing more than 138,905,608 Class D Shares are tendered, in the aggregate, into the U.S. Offer and the Venezuelan Offer, a single proration factor will be computed. In the event that the price per share pursuant to the Venezuelan Offer is increased, the Company intends to make a corresponding increase to the price to be paid per ADS (including ADSs for which Class D Shares are exchanged) pursuant to the U.S. Offer, taking into account the number of Class D Shares represented by each ADS.
    This material is being forwarded to you as the beneficial owner of ADSs or Class D Shares held by us for your account but not registered in your name. We are (directly or indirectly) the holder of record of ADSs or Class D Shares held by us for your account. A tender of such ADSs or Class D Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal ("Letter of Transmittal") is furnished to you for your information only and cannot be used by you to tender your ADSs or Class D Shares held by us for your account.

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    Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the ADSs or Class D Shares held by us for your account pursuant to the terms and conditions of the U.S. Offer set forth in the U.S. Offer to Purchase and the Letter of Transmittal.

    Please note the following:

       1. The consideration per ADS is $30.00 in cash, less any withholding taxes and without interest thereon. THIS U.S. OFFER IS OPEN TO ALL HOLDERS OF ADSS AND CLASS D SHARES.

       2. The U.S. Offer is being made for 19,843,658 ADSs which is the equivalent of 138,905,606 Class D Shares.

       3. Tendering ADS holders or Class D Shareholders will not be obligated to pay transfer taxes, except as set forth in Instruction 6 of the Letter of Transmittal, on the transfer of ADSs or Class D Shares pursuant to the U.S. Offer. However, U.S. federal income tax backup withholding may be required, unless the required taxpayer identification information is provided. See Instruction 11 of the Letter of Transmittal.

       4. The U.S. Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on November 23, 2001, unless the U.S. Offer is extended.

       5. As of the date hereof, the Board of Directors of CANTV has taken a neutral position with respect to the U.S. Offer.

       6. Notwithstanding any other provision of the U.S. Offer, the payment of $30.00 in cash for each ADS (including ADSs for which Class D Shares have been exchanged) accepted for payment pursuant to the U.S. Offer will, in all cases, be made only after timely receipt by the Receiving Agent of (a) ADRs evidencing ADSs or Class D share certificates representing Class D Shares, pursuant to the procedures set forth in the section "Procedure for Tendering in the U.S. Offer; Valid Tender" of the U.S. Offer to Purchase, or a timely book-entry confirmation with respect to such ADSs, (b) the Letter of Transmittal properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the U.S. Offer to Purchase) in connection with a book-entry transfer in lieu of such Letter of Transmittal, and (c) any other documents required by the Letter of Transmittal.

       7. The U.S. Offer is conditioned upon, among other things, approval of the U.S. Offer by the CANTV shareholders at the October 24, 2001, CANTV extraordinary shareholder meeting. See the section entitled "Conditions of the U.S. Offer" of the U.S. Offer to Purchase.

    The U.S. Offer is made solely by the U.S. Offer to Purchase, and the related Letter of Transmittal and Notice of Guaranteed Delivery. The Company is not aware of any jurisdiction where the making of the U.S. Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Company becomes aware of any valid state statute prohibiting the making of the U.S. Offer or the acceptance of ADSs or Class D Shares pursuant thereto, the Company will make a good faith effort to comply with such state statute. If, after such good faith effort, the Company cannot comply with such state statute, the U.S. Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of ADSs or Class D Shares in such state.

    If you wish to have us tender any or all of the ADSs or Class D Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. If you authorize the tender of your ADSs or Class D Shares, all such ADSs or Class D Shares will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date of the U.S. Offer.


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       INSTRUCTIONS WITH RESPECT TO THE U.S. OFFER TO PURCHASE FOR CASH
                19,843,658 AMERICAN DEPOSITARY SHARES ("ADSS")
   REPRESENTING IN THE AGGREGATE 138,905,606 CLASS D SHARES OF COMMON STOCK

                                      OF

                      COMPANIA ANONIMA NACIONAL TELEFONOS
                             DE VENEZUELA (CANTV)
THE U.S. OFFER IS OPEN TO ALL HOLDERS OF AMERICAN DEPOSITARY SHARES AND CLASS D
                                SHARES OF CANTV

    The undersigned acknowledge(s) receipt of your letter and the U.S. Offer to Purchase dated October 24, 2001 (the "U.S. Offer to Purchase"), and the related Letter of Transmittal and Notice of Guaranteed Delivery in connection with the U.S. Offer by CANTV to purchase 19,843,658 of its ADSs (including ADSs for which Class D Shares have been exchanged), each for $30.00 in cash, less any withholding taxes and without interest thereon, pursuant to the terms and subject to the conditions set forth in the U.S. Offer to Purchase, Letter of Transmittal and Notice of Guaranteed Delivery.

    This will instruct you to tender the number of ADSs or Class D Shares indicated below (or if no number is indicated below, all ADSs or Class D Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase, the related Letter of Transmittal and Notice of Guaranteed Delivery.

Dated:   , 2001

    Number of ADSs or Class D Shares to be tendered:*

    _______________________________________________________________ ADSs/Shares
                                                  _____________________________

                                                  _____________________________

                                                  _____________________________
                                                  Signature(s)

                                                  _____________________________
                                                  Print Name(s)

                                                  _____________________________
                                                  Address(es)

Dated: ________________________________________________________________________

                                                  _____________________________
                                                  Area Code and Telephone
                                              Number

                                                  _____________________________
                                                  Tax ID or Social Security
                                              Number
--------
* Unless otherwise indicated, it will be assumed that all ADSs or Class D Shares held by us for your account are to be tendered.

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